Exhibit 10.9

Employment Agreement

James Ledbetter

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") by and between ERHC Energy Inc, a Colorado corporation ("Company"), and James Ledbetter ("Employee") is effective from December 18 2006.

The Company and the Employee agree as follows:

1.      Employment. Subject to the provisions for termination as hereinafter provided, Employee's employment with Company shall be pursuant to the terms of this Agreement and shall be for the period commencing on December 18 2006 (the "date of Commencement") and expiring 24 months after the date of Commencement, which period is hereinafter called "the Primary Term."

2.      Renewal. Subject to the provisions for termination as hereinafter provided, the Company and the Employee may, at any time before the expiration of the Primary Term, mutually agree that the Employment shall be renewed at the expiration of the Primary Term on the same terms and conditions as are contained herein or on such other terms and conditions as the Company and the Employee may then mutually agree.

3.      Duties. The Employee shall serve as Vice-President Technical of the Company and shall faithfully and diligently perform such duties and responsibilities as shall be assigned to the position from time to time by the Board of Directors of the Company ("the Board"). The Employee shall devote his full time and attention to his employment with the Company. The Employee may, with the written approval of the Board or the President/CEO, serve in a non-executive capacity on the boards of directors of not more than two other companies or corporations.

4.      Compensation and Benefits.

(a)     Salary. During the employment term, the Company will pay Employee a monthly gross salary of $19,166.67 ("Salary"). The Salary is payable monthly, less state and federal withholding, social security, and other standard payroll deductions as shall be required to be withheld by applicable law or regulations, and shall be payable to Employee in accordance with the policies of the Company as from time to time in effect.

(b)     Incentive Compensation. Subject to the provisions contained in Paragraph 5 hereof, the Employee shall receive incentive compensation in the form of an option (the "Option") to purchase up to 1,000,000 originally issued shares of Rule 144 restricted stock in the Company ("Stock"). The Option shall vest in the Employee and become exercisable on the "Vesting Date" which shall be the last day of the 12th consecutive calendar month after the date of Commencement provided always that the grant of the Option hereby is subject to the terms and conditions contained in the Company's 2004 Compensatory Stock Option Plan 2004. The exercise price per share of stock subject to the Option shall be the closing price of the Company stock on the date of Commencement (the "Strike Price"). It is also understood and agreed that the Option granted aforesaid shall not in any circumstances vest in the Employee unless the Employee shall at the Vesting Date have attained to the satisfaction of the Board such performance targets as may have been fixed by the Board within three months of the date of Commencement of this Agreement. For the purpose of performance targets based on stock price performance, it is hereby agreed that the baseline price for assessing stock price performance is the Strike Price.  The Employee shall be responsible for all federal, state and local taxes applicable to or arising from any incentive compensation accruing to the Employee.

(c)     Vehicle Allowance. The Employee shall be entitled to a reasonable monthly vehicle allowance as may be approved by the Board at the Board's discretion.

(d)     General Business Expenses. Subject to sub-paragraphs (e) and (g) of this paragraph 4, the Company shall pay or reimburse the Employee for all authorized reasonable expenses authorized under Company's reimbursement policies that are necessarily incurred by the Employee during the Employment in the performance of the Employee's service under this Agreement. Such payment shall be made upon presentation of such documents as the Company customarily requires of its employees prior to making such payments or reimbursements.

(e)     Travel expenses. Where travel by commercial carriage is required by the Employee for the purposes of performance of the Employee's duties under this Agreement, the Employee shall be entitled to travel on that class of ticket that is commonly known as "business class." The Employee may undertake travel by a higher class of ticket only where there is no business class ticket available.

(f)      Annual Vacation. Subject to the provisions of paragraph 5 hereof, the Employee shall be entitled to a vacation of five (5) weeks in every consecutive period of 12 months from the date of Commencement provided always that the specific dates on which the vacation is taken shall be approved by the Board or the President/CEO. The accrual and payment of the Employee's salary shall not be affected or withheld by reason of the fact only that the Employee is on vacation in accordance herewith.

(g)     Relocation Allowance. The Company will reimburse to the Employee the cost of the Employee's relocation to Houston up to a maximum reimbursement of $10,000. "Employee's relocation" in the preceding sentence includes relocation of the Employee and of the Employee's spouse, dependents and household items as well as any other relocation efforts or activities undertaken by the Employee in respect or as a result of the Employment.

(h)     Other Benefits. Other than the compensation and benefits specified in the preceding sub-paragraphs of paragraph 4 hereof, the Employee disclaims, disavows and relinquishes any entitlement to any other allowances and benefits from the Company provided that the Employee may contribute to and benefit from mutual compensation schemes that are generally open to participation by all employees of the company.

5.      Termination of Employment.

(a)     The Employee's status as an employee of the Company will terminate immediately and automatically upon the earliest to occur of: (i) the death or "Disability" (as defined below) of the Employee; (ii) the discharge of the Employee by the Company "For Cause" (as defined below); (iii) termination of this Agreement by notice by the Employer or Company as stated herein or (iv) the expiration, without renewal, of the Employment term.

The Employee hereby accepts such employment subject to the terms and conditions hereof.

(b)     As used herein, "For Cause" shall mean any one or more of the following: (i) material or repeated violations by the Employee (after notice thereof from the Company) of the terms of this Agreement or the Employee's material or repeated failure (after notice thereof from the Company) to perform the Employee's duties in a manner consistent with the Employee's position; (ii) excessive absenteeism on the part of the Employee not related to illness or disability; (Hi) the Employees indictment for a felony or conviction of a misdemeanor involving moral turpitude; (iv) the Employee's commission of fraud, embezzlement, theft or other acts involving dishonesty, or crimes constituting moral turpitude, in any case whether or not involving the Company, that in the opinion of the Board, renders the Employee's continued employment harmful to the Company; (v) substance abuse on the part of the Employee; or (vi) knowing and material failure by the Employee to comply with applicable laws, regulations and policies relating to the business of the Company or its Affiliates; or (vii) the Employee acting in bad faith relative to the Company's business interests. In the event the Company terminates this Agreement For Cause, Employee shall be entitled to receive only that Salary earned and Benefits accrued up to the date of termination.

(c)     As used herein, "Disability" shall mean a physical or mental incapacity of the Employee that, in the good faith determination of the Company has prevented the Employee from performing the essential functions of his office and position or functions assigned the Employee by the Company for 30 consecutive days or for a period of more than 60 days in the aggregate in any 12-month period and that, in the determination of the Company after consultation with a medical doctor appointed by the Company, may be expected to prevent the Employee for any period of time thereafter from devoting the Employee's full time and energies (or such lesser time and energies as may be acceptable to the Company in its sole discretion) to the Employee's duties as provided hereunder. The Employee's employment hereunder, except as otherwise agreed to in writing between the Company and the Employee, shall cease as of the date of such determination. The Employee agrees to submit to medical examinations, at the Company's sole cost and expense, to determine whether a Disability exists pursuant to reasonable requests that the Company may make from time to time. In the event this Agreement is terminated by the Company under sub-paragraph 5 (a) (i) hereof, Employee or his legal representatives, as applicable, shall be entitled to receive any outstanding Salary earned and Benefits then accrued, up to the date of the employee's death, or the date of termination in the event of disability, as applicable.

(d)     Additional Grounds for Termination by Company. The Company may terminate Employee's employment: (i) upon the bankruptcy or insolvency of Company; or (ii) in connection with the dissolution or liquidation of the Company. In event of termination by the company under this sub-paragraph 5(d), the Company shall be obligated to Employee for the payment, at the times and upon the terms provided for herein, of the Employee's Salary for the number of full months remaining in the Primary Term of this Agreement, together with all unpaid Benefits awarded or accrued up to the date of termination.

(e)     Termination without Cause by Company. Notwithstanding the foregoing, Company shall have the right to terminate this Agreement and Employee's employment with the Company, without cause, at any time and such termination shall become effective upon written notice by the Board to the Employee or at such later time as may be specified in the notice. If such termination occurs:

(i)     within 6 (six) months from the date of Commencement of the Primary Term, the Employee shall be entitled to the amount that would have accrued as his Salary for 1 (one) month from the date of termination;

(ii)    after the first 6 months from the date of Commencement of the Primary Term but before the expiration of 12 months from the date of Commencement of the Primary Term, the Employee shall be entitled to the amount that would have accrued as his Salary for 3 (three) months from the date of termination;

(iii)   after 12 months from the date of Commencement of the Primary Term, the Employee shall be entitled to any incentive compensation accrued up to the date of termination plus the amount that would have accrued as his Salary for 6 (six) months provided that if the period from the date of termination to the expiration of the Primary Term is less than 6 (six) months, the Employee shall only be entitled to the amount that would have accrued as his Salary for the period left till the date of expiration of the Primary Term.

It is hereby agreed that any payment to which the Employee is entitled under this paragraph 5(e) shall be deemed to be the Employee's full and final termination entitlement including but not limited to severance remuneration (and hereinafter called "Termination Entitlement") in the circumstances. The Company shall have the option of paying the Termination Entitlement in monthly installments as it customarily pays the Employee's Salary.

(f)     Termination by Employee. The Employee may terminate this Agreement at any time by giving the Company three months' prior notice in writing whereupon the Employment shall terminate at the expiration of the notice. Any termination of this Agreement by the Employee shall entitle the Company to discontinue payment of all Compensation and Benefits, described in Paragraph 4 of this Agreement, accruing from and after the date of termination, and without limitation, the Employee will not be entitled to receive any incentive compensation not then vested in accordance with Paragraph 4 of this Agreement.

6.      Confidential Information. The Employee shall hold, both during the Employment and for a period of three (3) years thereafter, in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries or corporate affiliates and their respective businesses and operations, including, without limitation, customer lists, pricing, bid strategy, business strategies, computer files and addresses, and corporate planning, which shall have been obtained by the Employee during the Employee's employment (whether prior to or after the date hereof) and which shall not have become public knowledge (other than by acts of the Employee or his representatives in violation of this Agreement or by third parties in violation of an obligation of confidentiality to Company). The Employee agrees (i) that, without the prior written consent of the Company or as may be otherwise required by law or legal process, he will not communicate or divulge any such information, knowledge or data to any party other than the Company and (ii) to deliver promptly to the Company upon its written request any confidential information, knowledge or data in his possession, whether produced by the Company or any of its subsidiaries and corporate and joint ventures or any past, current or prospective activity of the Company or any of its subsidiaries and joint ventures. The obligations of the Employee set forth in this Paragraph 6 shall apply during the Employment and shall survive termination of this Agreement and/or the termination of the Employee's services for a period of three (3) years thereafter, regardless of the reason for such termination.

7.      No Soliciting. While Employee is employed by the Company and for two (2) years following the termination of Employee's employment with the Company, the Employee shall not request, induce or attempt to influence any customers of the Company that have done business with or potential customers which have been in contact with the Company to curtail or cancel any business they may transact with the Company or request, induce or attempt to influence any employee of the Company to terminate his or her employment with the Company. The obligations of the Employee set forth in this Paragraph 7 shall apply during the Employment and shall survive termination of this Agreement and/or the termination of the Employee's services under this Agreement for a period of two (2) years thereafter, regardless of the reason for such termination.

8.      Limited Covenant Not to Compete.

(a)     While Employee is employed by the Company and for a period of two (2) years following the Employment Term, the Employee will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any company or other business enterprise (all of which are hereinafter referred to as "entity") engaged in competition with the Company in the Federal Republic of Nigeria, the Joint Development Zone established by treaty between the Federal Government of Nigeria and the Democratic Republic of Sao Tome and Principe or within the Exclusive Economic Zone of the Democratic Republic of Sao Tome and Principe, so long as the Company and its Parent or any of its Affiliates or joint ventures is engaged in such business; provided, however, that nothing contained herein shall prohibit the Employee from making investments in any entity which has securities listed in any national securities exchange or quoted on a daily listing of over-the-counter-market securities provided that at any one time the Employee and members of the Employee's immediate family do not own more than two percent (2%) of any voting securities of such entity.

(b)     As part of the consideration for the compensation and benefits to be paid to the Employee hereunder; to protect the trade secrets and confidential information of Company and its affiliates that have been and will in the future be disclosed or entrusted to the Employee, the business goodwill of the Company and its affiliates that has been and will in the future be developed in the Employee, or the business opportunities that have been and will in the future be disclosed or entrusted to the Employee by the Company and its affiliates; and, as an additional incentive for the Company to enter into this Agreement, the Company and the Employee agree to the non-competition obligations hereunder. The obligations of the Employee set forth in this Section 8 shall apply during the Employment and shall survive termination of this Agreement and/or the termination of the Employee's services under this Agreement for a period of two (2) years.

9.      Statements Concerning the Company. The Employee shall refrain, both during the Employment and following the termination of Employee's employment by the Company for any reason, from publishing any oral or written statement about the Company, any of its affiliates, or any of such entities' officers, employees, agents or representatives that are slanderous, libelous or defamatory; or that disclose private or confidential information about the Company, any of its affiliates, or any of such entities' business affairs, officers, employees, agents or representatives; or that constitute an intrusion into the seclusion or private lives of the Company, any of its affiliates, or any of such entities' officers, employees, agents or representative or that give rise to unreasonable publicity about the private lives of the Company, any of its affiliates, or any of such entities' officers, employees, agents or representatives; or that place the Company, any of its affiliates, or any of such entities' officers, employees, agents or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of the Company, any of its affiliates, or any of such entities, officers, employees, agents or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Company and its affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by law. The obligations of the Employee set forth in this paragraph 9 shall apply during the Primary Term and shall survive termination of this Agreement and/or the termination of the Employee's services, regardless of the reason for such termination.

10.    Property of the Company. All memoranda, lists, notes, records, manuals and related documents and other documents or papers (and all copies thereof) relating to the Company or its Affiliates, including such items stored in computer memories, microfiche or by any other means, made or compiled by or on behalf of Employee, or made available to the Employee relating to the Company and its Affiliates, shall be the property of the Company and its Affiliates, and shall be delivered to the Company and its Affiliates promptly upon termination of the Employee's employment with the Company and its Affiliates or at any other time upon request; provided, however, that Employee's address books, diaries, and rolodex files shall be deemed to be property of Employee.

11.    Injunctive Relief. If Employee breaches or threatens to breach Sections 6, 7, 8, 9 or 10 hereof, Employee specifically acknowledges that such breach or breaches shall be conclusively presumed to cause irreparable harm to the Company, its affiliates, officers or directors entitling it to all equitable relief available at law or in equity including but not limited to a temporary restraining order, a temporary injunction and a permanent injunction. Employee stipulates and acknowledges that monetary recovery alone shall not be sufficient to compensate the Company in such events and waives proof thereof. Employee also waives the necessity for the Company to post a bond in any action sought to enforce the provision of this Agreement. Whenever a bond is mandatory notwithstanding contractual exclusion otherwise, the minimum amount permitted by law shall be applicable.

12.    Binding Effect.

(a)     This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors and assigns.

(b)     This Agreement is personal to the Employee and shall not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

(c)     The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets or business of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform all of its obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

13.    Notices. Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

If to the Company, addressed to:

The President/CEO ERHC
Energy Inc 5444 Westheimer
Road, Houston, TX 77056
United States of America Tel:
713 626 4700 Fax: 713 626 4704

If to the Employee, addressed to:

James Ledbetter
331 W Birch Dr
Mustang, OK 73064

Fax No.:

or such other address as to which any party hereto may have notified the other in writing.

14.    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, exclusive of any conflict of law rules which may refer to the laws of the another jurisdiction.

15.    Entire Agreement. This Agreement and the documents referred to herein, contain or refer to the entire arrangement or understanding between the Employee and the Company relating to the employment of the Employee by the Company, and all prior negotiations, communications, commitments, agreements, and understandings, written or verbal, are merged and incorporated herein. This Agreement supercedes any other employment or non-competition agreements existing between the parties. No provision of the Agreement may be modified or amended except by an instrument in writing signed by or for both parties hereto. The parties hereto acknowledge, stipulate and agree that this Agreement was jointly prepared, negotiated and drafted by the parties and their respective counsel, and agree that the presumption of a favorable interpretation for the non-drafting party in the event of ambiguity or any other matter of interpretation shall not apply.

16.    Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

17.    Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

18.    Remedies Not Exclusive. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

19.    Beneficiaries. Whenever this Agreement provides for any payment to be made to the Employee or his estate, such payment may be made instead to such beneficiary or beneficiaries as the Employee may have designated in writing and filed with the Company. The Employee shall have the right to revoke any such designation from time to time and to re-designate any beneficiary or beneficiaries by written notice to the Company.

20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the effect of delivered originals.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EMPLOYER:

ERHC Energy Inc

By:	/s/ Nicolae Luca
Name:	Nicolae Luca
Title:	Interim CEO

EMPLOYEE:

/s/ James M Ledbetter
11/14/2006